Exhibit 10.29

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (the “Agreement”), dated as of February 5, 2024, is entered into by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”) and Banzai International, Inc. (formerly, 7GC & Co. Holdings Inc.), a corporation organized and existing under the laws of the State of Delaware (the “Company”).

BACKGROUND

(A)

Reference is made to the Standby Equity Purchase Agreement, dated as of December 14, 2023 (as may be amended restated, supplemented or otherwise modified from time to time, the “Existing SEPA,” and the Existing SEPA as amended by this Agreement, the “SEPA”) pursuant to which the Company shall have the right to issue and sell to the Investor, from time to time as provided therein, and the Investor shall purchase from the Company, up to $100 million of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Shares”).

(B)

In connection with the Existing SEPA, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein.

(C)

Pursuant to Section 2.01 of the SEPA, the Investor shall advance to the Company the Pre-Paid Advances (as defined in the SEPA) in the principal amount of $3,500,000 which shall be evidenced by convertible promissory notes in the form set forth as Exhibit B attached to the SEPA (each, a “Promissory Note”).

(D)

The parties have agreed to increase the amount of the Pre-Paid Advance by $1,000,000, from $3,500,000 to $4,500,000, and to advance this additional Pre-Paid Advance in a principal amount of $1,000,000 (the “Additional Pre-Paid Advance”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Definitions and Interpretation

1.1 Capitalized terms not otherwise defined herein shall have the meanings set forth in the SEPA, as applicable.

2. Additional Pre-Paid Advance Closing

2.1 Additional Pre-Paid Advance. Subject to the satisfaction of the conditions set forth in Annex II attached to the SEPA, the Investor shall advance to the Company the Additional Pre-Paid Advance in the principal amount of $1,000,000 as set forth in this Agreement. From and after the date hereof, for the purposes of the SEPA, the term “Pre-Paid Advance” as used in the SEPA shall also include the Additional Pre-Paid Advance.

2.2 Closing. The Additional Pre-Advance Closing shall take place at 10:00 a.m., New York time, on the date of the filing of the Company’s amendment to the registration statement on Form S-1 (File Number 333-276307) with the SEC (the “Additional Pre-Advance Closing”), provided that the conditions set forth on Annex II have been satisfied (or such other date and time as is mutually agreed to by the Company and the Investor). At the Additional Pre-Advance Closing, the Investor shall advance to the Company the principal amount of the Additional Pre-Paid Advance, less a discount in the amount equal to 10% of the principal amount of the Additional Pre-Paid Advance netted from the purchase price due and structed as an original issue discount (the “Original Issue Discount”), in immediately available funds to an account designated by the Company in writing, and the Company shall deliver the Promissory Note with a principal amount equal to the full amount of the Initial Pre-Paid Advance, duly executed on behalf of the Company. The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully earned as of the Additional Pre-Advance Closing, and (ii) shall not reduce the principal amount of each Promissory Note. From and after the date hereof, for the purposes of the SEPA, the term “Pre-Advance Closing” as used in the SEPA shall also include the Additional Pre-Advance Closing.

3. Representations, Warranties and Covenants.

3.1 Representations and Warranties of the Company. For the purposes hereof, the Company represents and warrants to the Investor that, as of the date hereof all of the representations and warranties in the SEPA are true and correct in all material respects (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date) and shall apply in respect of the issuance and sale of the Promissory Note to be issued upon the Additional Pre-Advance Closing.

3.2 Representations and Warranties of the Investor. For the purposes hereof, the Investor represents and warrants to the Company that, as of the date hereof all of the representations and warranties in the SEPA are true and correct (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date) and shall apply in respect of the issuance and sale of the Promissory Note to be issued upon the Additional Pre-Advance Closing.

3.3 Required Registration Amount. The definition of “Required Registration Amount,” as defined in the Registration Rights Agreement, shall deleted in its entirety and replaced with the following:

“Required Registration Amount” means (i) with respect to the initial Registration Statement at least such number of Common Shares as is equal to the quotient of $4,500,000 divided by a price per Common Share equal to the lowest VWAP over the ten Trading Days prior to the filing of the first amendment to the initial Registration Statement, multiplied by two, and (ii) with respect to subsequent Registration Statements such number of shares of Common Stock as requested by the Investor not to exceed the maximum number of shares of Common Shares issuable upon conversion of all Promissory Notes then outstanding (assuming for purposes hereof that (x) such Promissory Notes are convertible at the Floor Price (as defined therein) in effect as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Promissory Notes set forth therein), in each case subject to any cutback set forth in Section 2(e).

3.4 Floor Price Event. The Investor hereby agrees to defer any Floor Price Event until the earlier of (i) the effective date of the Registration Statement, or (ii) the Effectiveness Deadline, as defined in the Registration Rights Agreement.

4. Counterparts and Delivery. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

6. Non-Exclusive Agreement. Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

7. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, together with the SEPA, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

8. The SEPA. Other than as supplemented by this Agreement, the SEPA shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be signed by their duly authorized officers.

COMPANY:

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Name:	Joseph Davy
Title:	Chief Executive Officer

INVESTOR:

YA II PN, LTD.
By:	Yorkville Advisors Global LP
Its:	Investment Manager
	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Member